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                                            EXHIBIT 3.2 REGULATIONS AS AMENDED
                                            ON APRIL 22, 1994

                                   REGULATIONS
                                       of
                                   ARMCO INC.


                                    Article I
                                  SHAREHOLDERS


      Section 1. ANNUAL MEETING. An annual meeting of shareholders shall beheld on the fourth Friday in April in each year, if not a legal holiday and if a legal holiday then on the next succeeding business day (other than Saturday) at such time as may be fixed in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly come before the meeting.

      Section 2. SPECIAL MEETINGS. Special meetings of shareholders may be held on any date, other than a legal holiday or a Saturday, when called by the chairman of the board, the president, a vice president, or by a majority of the members of the board of directors acting with or without a meeting, and except as otherwise provided by law or the articles, by the holders of record of shares entitling them to exercise at least 50% of the voting power in respect of the purpose for which such meeting is called. Upon the request in writing delivered to the president or the secretary by any persons entitled to call such meeting of shareholders, stating the propositions for which such meeting is to be called, it shall be the duty of the president or secretary to give notice to shareholders, and if such request be refused then the persons making such request may call a meeting by giving notice in the manner provided by law or by the regulations.

      Section 3. PLACE OF MEETINGS. Meetings of shareholders may be held at any location in the United States as may be designated by the board of directors.

      Section 4. NOTICE OF MEETINGS. Notice of all meetings of shareholders, stating the time, place and purpose thereof, shall be given by mail in writing by the president or the secretary or an assistant secretary to each shareholder of record entitled to vote at such meeting or entitled to such notice, directed to the address of each such shareholder as it appears upon the records of the company not more than 60 days nor less than 10 days before such meeting.

      Section 5. QUORUM. To constitute a quorum at any meeting of shareholders for the determination of the number of directors, or the election of directors, or for consideration and action upon reports required to be laid before such meeting, there shall be present in person or by proxy holders of record of shares entitling them to exercise at least one-third of the voting power in respect of such purposes. Unless otherwise provided by law or the articles, to constitute a quorum at any meeting of shareholders called for any other purpose, there shall be present in person or by proxy holders of record of shares entitling them to exercise the voting power required by the articles, or in the absence of provision therefor in the articles, the voting power required by law, to authorize or take the action proposed or stated in the notice of the meeting. The shareholders present in person or by proxy at any meeting of shareholders shall constitute a quorum for the purpose of adjourning a meeting until a quorum competent to act at said meeting shall be present.

      Section 6. RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS. Except as otherwise provided by law or by the articles, any contract, act or transaction of the company or of the directors or of the officers may be ratified by the affirmative vote at a meeting of shareholders, or by the written consent with or without a meeting, of the holders or shares entitling them to exercise a majority of the voting power of the company, and such ratification shall be as valid and as binding as though affirmatively voted for or consented to by every shareholder of the company.

                                 Article II
                                 DIRECTORS

      Section 1. NUMBER. The number of directors of the company shall be as fixed from time to time either (i) by a resolution adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the company or (ii) without action by the shareholders, by a resolution adopted by a vote of a majority of the board of directors then in office which does not raise the number of directors to more than thirteen or lower the number

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of directors to less than eight.  The board of directors or the shareholders may fill any director's office that is created by an increase in the number of directors. No reduction in the number of directors shall of itself have the effect of shortening the term of an incumbent director.

      Section 2. ELECTION. The directors shall be elected by the shareholders to hold office until the annual meeting of shareholders held next after their election and the election and qualification of their successors.

      Section 3. NOMINATIONS. Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any shareholder entitled to vote in the election of directors generally. Shareholders intending to nominate director candidates for election must deliver written notice thereof to the secretary of the company not later than (i) with respect to an election to be held at any annual meeting of shareholders, 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Such a notice timely given by a shareholder shall set forth certain information concerning such shareholder and his or her nominee(s), including: the name and address of the shareholder and each nominee; the age and principal occupation or employment of each nominee; the number of shares of equity securities beneficially owned by each nominee; a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the board of directors;and the consent of each nominee to serve as a director of the company if elected. The company may also require any proposed nominee to furnish other information reasonably required by the company to determine the proposed nominee's eligibility to serve as a director. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures and any person not nominated in accordance with the foregoing procedures shall not be eligible for election as a director.

      Section 4. QUORUM. The number of directors necessary to constitute a quorum for a meeting of the board of directors shall be such number, not less than one-third of the authorized number of directors, as may be fixed by the bylaws.

      Section 5. COMMITTEES. The board of directors may create an executive committee or any other committee or committees of the board consisting of three or more directors and, to the extent permitted by law, may delegate to any such committee any of the powers of the board and may define the extent to which such powers are delegated.

      Section 6. FEES, ETC. Each director shall be entitled to reimbursement of his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the company. Each director who is not a salaried officer of the company or of a subsidiary of the company shall, as such director and as a member of any committee, be entitled to receive such amounts as may be fixed from time to time by the board of directors, in the form either of fees for attendance at meetings of the board and of committees thereof, or of payment at the rate of a fixed sum per month, or both.

      Section 7. BYLAWS. The board of directors may adopt bylaws for their own government not inconsistent with the articles or the regulations.

                                  Article III
                                    OFFICERS

      Section 1. NUMBER AND DESIGNATION. The board of directors, as soon as maybe practical after the election of directors held in each year, shall elect a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer and a controller. From time to time, the board of directors may elect a chief operating officer and may appoint additional vice-presidents, assistant secretaries, assistant treasurers and other officers, agents and employees as it may deem proper. The board of directors may, in its discretion, elect from its members a chairman of the board, a vice

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chairman of the board and a chairman of the executive committee. Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the regulations or bylaws to be executed, acknowledged or verified by any two or more officers.

      Section 2. TERM. Officers elected by the board of directors shall hold office until the first meeting of the board of directors following the next annual meeting of shareholders and until their successors are elected and qualified. Officers appointed by the board of directors shall hold office for such period as the board of directors may designate or, in the absence of such designation, at the pleasure of the board.

      Section 3. REMOVAL. Any officer may be removed, either for or without cause, by the affirmative vote of a majority of the directors then in office at any special meeting of the board called for that purpose or at any regular meeting of the board.

      Section 4. VACANCIES. Vacancies in any office of the company may be filled for the unexpired term by the board of directors at any special meeting of the board called for that purpose or at any regular meeting of the board.

      Section 5. SALARIES. The salaries of the officers of the company elected or appointed by the board of directors shall be fixed by, or pursuant to authority conferred by, the board of directors.

      Section 6. POWERS AND DUTIES. (a) Subject to such limitations as the board of directors may from time to time prescribe, the officers of the company shall each have such powers and duties as generally pertain to their respective offices and such further powers and duties as from time to time may be conferred by the board of directors or the executive committee.

      (b) The controller shall be under the duty of keeping and maintaining the accounts required by the General Corporation Law of Ohio to be maintained, of preparing and laying before shareholders' meetings the statement of profit and loss and balance sheet required by the General Corporation Law of Ohio to be laid before such meetings, and of mailing on request a copy of such statement and balance sheet as required by the General Corporation Law of Ohio.

      Section 7. BONDS. Any officer may be required by the board of directors to give bond for the faithful discharge of his duties, in such sum, with such surety or sureties, and of such character, as the board may from time to time prescribe.

      Section 8. RANK IN EMERGENCY. During an emergency, as that term is defined in the General Corporation Law of Ohio, the order of rank and the succession to the duties and authority of officers shall be determined by the order in which they were listed in the minutes reporting their election at the first meeting of directors following the last annual meeting of shareholders or, if elected at a subsequent meeting of directors, in the order of rank specified at the time of election to office, rather than by any special statutory rule, but all other special emergency rules provided by statute shall be applicable.

                                  Article IV
                               INDEMNIFICATION


      Section 1. MANDATORY INDEMNIFICATION. The company shall, to the full extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he is or was a director, officer, employee or agent of the company, or of a constituent corporation (including the new or surviving corporation) in a consolidation or merger, or is or was serving at the request of the company, or of such constituent corporation, as a director, officer, trustee, employee or agent of another corporation, trust, partnership, joint venture, or other enterprise, was or is a party or is threatened to be made a party to:

       (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company), against expenses (including attorneys' fees), judgments, fines and amounts paid in

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           settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or

       (ii) any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor, against expenses(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

      Any indemnification by the company pursuant hereto shall be only made in the manner and to the extent authorized by applicable law, and any such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

      Section 2. PERMISSIVE INDEMNIFICATION. In any case where Section 1 of this Article IV does not provide for indemnification, the company may indemnify any person (and the heirs, executors and administrators of such person) under Section 1701.13(E)(6) of the Ohio Revised Code, or any other similar provision of the Ohio statutes which is hereafter in effect, against expenses, including attorneys' fees, amounts paid in settlement, and (except in the case of an action by or in the right of the company) judgments, decrees, fines, and penalties in connection with any potential, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, reasonably incurred by any such person by reason of the fact that he is or was a director, officer, employee or agent of the company, or of a constituent corporation (including the new or surviving corporation) in a consolidation or merger, or is or was serving at the request of the company, or of such constituent corporation, as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or profit, partnership, joint venture, trust or other enterprise, where such indemnification, payment or reimbursement by the company is authorized by the directors upon the determination that such indemnification, payment or reimbursement is in the best interests of the company.

      Section 3.  EFFECTIVE DATE OF SECTION 2.  The provisions set forth is
Section 2 of this Article IV adopted on April 27, 1978, shall apply to amounts accruing before or after the adoption of such Section 2.

                                     Article V

                               CERTIFICATES OF STOCK


      Section 1. FORM. Certificates for shares shall bear the signatures of such officers and shall contain such statements as are required by law and shall otherwise be in such form as the board of directors may from time to time determine or approve.

      Section 2. TRANSFERS. Shares shall be transferable on the books of the company by the holders thereof in person or by duly authorized attorney, upon surrender and cancellation for certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the company or its agents may reasonably require.

      Section 3. LOST CERTIFICATES. No certificate for shares shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon the production of such evidence of the loss, theft or destruction, and upon indemnification of the company and its agents to such extent and in such manner, as the board of directors may from time to time prescribe or require.

                                   Article VI

                                  MISCELLANEOUS


      Section 1. NEGOTIABLE INSTRUMENTS. All checks, drafts, bills of exchange, notes, acceptances, obligations and other instruments for the payment of money shall be signed in the name of the company by such officer or officers,


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person or persons, as the board of directors may from time to time authorize.
The signature of any such officer or person may, to the extent authorized by the board of directors, be facsimile.

      Section 2. CONTRACTS. The board of directors may authorize any officer or officers or agent or agents to enter into or execute and deliver, in the name of and on behalf of the company, any and all deeds, bonds, mortgages, contracts and other obligations or instruments and such authority may be general or confined to specific instances.

      Section 3. CORPORATE SEAL. The seal of the company shall be in such form as the board of directors may designate or approve.

      Section 4. FISCAL YEAR. The fiscal year of the company shall be from the1st day of January to the 31st day of December, inclusive, in each year, or such other twelve consecutive months as the board of directors may by resolution designate.

                                       Article VII

                                       AMENDMENTS


      These regulations may be altered, amended or repealed and new regulations may be adopted at any meeting of shareholders, provided notice of the proposed change is given in the notice of the meeting, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise a majority of the voting power on such proposal.

           The undersigned, Assistant Secretary of Armco Inc., an Ohio corporation, hereby certifies that the foregoing is a true and complete copy of the Regulations of said Corporation as the same are now in full force and effect.

           IN WITNESS WHEREOF, the undersigned has hereunto set his hand and
      affixed the seal of said Corporation this                day of
                                    , 19    .


                                 By
                                    ---------------------------------------
                                            ASSISTANT SECRETARY